Exhibit 99.2

MEMRY CORPORATION FY Q3 CONFERENCE CALL

MAY 5, 2006

11:00 AM

Good morning. Welcome to Memry Corporation’s third fiscal quarter 2006 earnings conference call. This is Bob Belcher, CEO and chief financial officer of Memry Corp. I am joined this morning by Dean Tulumaris, president and chief operating officer of our company.

Before we begin, I need to inform you that this morning’s discussion contains forward-looking statements that involve known and unknown risks, uncertainties or other factors not under the company’s control. Those risks may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the company’s periodic filings with the Securities and Exchange Commission.

I want to request that those of you who would like to ask questions at the conclusion of my prepared remarks ask no more than two questions at a time so that others have a chance to ask questions. For any reporters who may be on the call, we would ask that you refrain from addressing questions to us during the call.

Revenue of $13,993,000 for the third fiscal quarter ended March 31, 2006 was up 10.4% from $12,674,000 in the comparable quarter a year earlier. Net income was up 107% to $1,521,000, or $0.05 per diluted share, compared with net income of $735,000, or $0.03 diluted share in the comparable period last year.

For the first nine months of fiscal year 2006 that ends June 30, 2006, revenue was $39,309,000, compared with revenue of $31,662,000 in the first nine months of fiscal 2005, an increase of $7,647,000 or 24.2%. Net income in the first nine months was $1,786,000 or $0.06 per basic and diluted share, compared with net income of $1,845,000, or $0.07 per diluted share in the first nine months of fiscal year 2005.

This is my first conference call in my new role as CEO, and I wanted to take a moment to share with you some of my thoughts about Memry and its future. This is a strong company and it’s getting stronger. We have all the fundamentals necessary to continue building an enterprise that will serve its customers well and will provide attractive returns to its shareholders as it continues to grow.

At the most basic level, we have to recognize that healthcare is going to be a vibrant growth segment for the foreseeable future and the medical device industry is a great way to participate in that growth. We intend to continue to advance the company’s goals of providing components for minimally invasive intervention and catheter-based devices by working closely with our customers’ engineers. Our Polymer segment, created with the acquisition of Putnam Plastics, is doing exceptionally well. Polymer revenue was up 35% in the quarter to $4.1 million. This already represents 30% of our revenue stream, up from 24% only a year ago. Shipments of catheter and guidewire products were particularly strong during the quarter.

Our Nitinol shape memory metals business was up 3% in the quarter as we experienced good growth in sales of super elastic tubing and sales of prototypes developed to meet special needs of our customers. We expect some of these prototypes to mature into strong product lines, which will help drive the future growth of this part of our business. I should note that we continue to face strong competitive challenges in this segment of our business.

As an organization, we have put in place the building blocks to help grow the company. Over the past three years, including the Putnam team, we have added five or six employees to the total S&M organization and increased our marketing presence. That investment, along with attention from our engineering group, has resulted in a 50% growth in prototype projects over the same period. The acquisition of Putnam has brought new customer opportunities to Memry and vice versa, and we have improved visibility into the total market opportunity. We have also invested in adding to the core competencies of the company through the development of additional secondary processing capabilities, enabling both the nitinol side of the business and the polymer side of the business to supply a more complete component or sub-assembly to our customers, thus making us more valuable and unique as a strategic sourcing partner.

In the meantime, as we’ve stated previously, we are continuing to explore business development opportunities that will help further leverage our competency in polymer extrusion and shape memry alloys. This is an active program to build our company and strengthen our position as a provider of bundled polymer and shape memory alloy solutions for the medical device industry.

One of the reasons I am particularly enthusiastic about the future of Memry is the quality and strength of our management team. We have promoted Dean Tulumaris to president and chief operating officer. Dean has done a terrific job in bringing discipline and accountability to our operations with new systems and procedures. Under Dean’s leadership Memry developed consistent manufacturing processes that helped improve efficiency in our metal business and improved our operating margins. Dean has managed the highly successful day-to-day integration of Putnam into Memry, and has overseen the expansion of Putnam’s plant capacity with the addition of an experienced general manager and new engineering staff. I think you’re getting the flavor of why we’re so excited about Dean’s accomplishments and why we are so pleased that he has been appointed president. This new position will provide the opportunity to strengthen his influence and reach throughout the company.

Our management strength and talent pool, however, goes well beyond Dean. Jim Dandeneau, for instance, who was the founder and owner of Putnam and who is now a director and a major shareholder of Memry, continues to provide dynamic leadership on the polymer side of our business, which as I mentioned earlier is growing very nicely. Jim has ambitious plans for our polymer activities, and I anticipate outstanding results for all of us going forward. Under the leadership of Dean, Jim, Philippe Poncet, Tom Rainey and others, we are fostering a results-oriented culture that I fully expect will produce the kinds of results our shareholders want.

Now we will be pleased to take your questions.

Question: Congratulations. Good quarter. I actually have a couple of questions. For those of us that write research on the company, can you give us a flavor or guidance going forward in terms of growth? This was excellent growth as far as we are concerned here, and I was wondering if this is a similar type of thing we are going to be seeing going forward?

Second of all, I think it was last quarter or the quarter before, you had announced a relationship with an R&D company, and I was wondering if you could talk to us about what is going on there? Is there is anything that is coming from that R&D program?

Robert Belcher:

Sure, okay. On the question on growth, as you know, we do not provide specific guidance, and I should note that the reason for that is not to be difficult, but as a microcap, it is very difficult for us to forecast, particularly on a quarter-to-quarter basis, the specifics on how and when we are going to grow.

In general, revenue was up 10% this quarter, and I think as we look forward to the years beyond, we certainly hope that we will be able to achieve double-digit growth for the consolidated corporation. That does not necessarily mean we are going to achieve it every quarter, but I would anticipate we will want to do that. Net income is actually up 100% this quarter, and I am quite certain we will not do that every quarter. If you run down the P&L, it was a combination of good performance in each line of the income statement, and some of those were unusual events that resulted in this kind of income growth.

On the revenue side, the Polymer side of the business certainly, at the moment, has stronger growth characteristics than the metal side of the business. There are increasing applications and opportunities on the Nitinol side. It is a more challenging competitive environment for Memry than it was probably three to four years ago, but we have grown, and I think on a year-over-year basis we will continue to do so.

As far as your other question, I believe the company you are probably referring to is Biomer. We have two relationships with Biomer on polymer development. Biomer is a small R&D-oriented

English company, and we are a very small equity owner of Biomer. We have also had ongoing, now for a while, a joint development program oriented toward developing a polymer coating that you put on a Nitinol stent or other component. We have been working on that together. We are definitely making progress, and when we have something that we are able and comfortable to announce we will do so.

Question: Thank you, I will let someone else ask a question.

Question: Hey guys, how are you? I have couple of questions. In the last couple of calls, you had said that you expected Nitinol base revenues and profits to be low growth in the first half of the year, as they have been. And, you were more optimistic that a number of the prototyping exercises you were going through would lead to products and greater growth the second-half of the year. Can you talk a little bit more about how that looks today, as we sort of enter the back half of 2006, and what your progress and prognosis is?

Robert Belcher:

Certainly. On the overall corporate side, the second half has gotten off to a really good start. The Nitinol business grew in the third quarter very modestly. We are going to continue to pursue opportunities, but it is a particularly challenging growth environment at the moment. I would not make a specific forecast. We have quite a few development programs that are in various stages of trials and approval, but will provide new revenue. We are also fighting hard to hold on to existing programs, which have come under competitive challenge.

Question: You have mentioned competitive challenge a couple of times. Who is that coming from, because I at least had thought that on a lot of the Nitinol component base stuff that J&J had an internal division. But, beyond that there really were not obvious competitors on Nitinol until you guys. Am I missing something, or has someone emerged that has changed that dynamic?

Robert Belcher:

Over the last four to five years, as the industry embraced the technology and has moved into many new applications, as normally happens, the growth of the industry opportunity has attracted additional competitors, and they have devoted additional resources to the area. For instance, on the wire side of the business, we now find some of the firms that supply us Nitinol raw materials are more aggressively drawing wire themselves, so they become competitors on that side of the business. On the tube side of the business and the secondary processing side of the business, we still face less competition than we do in the wire side of the business. There is no question that some of the firms that were perhaps less active a year or two ago are becoming more aggressive and putting more resources into this area. It is not so many absolutely new competitors, it is more that as the industry opportunity has grown, other people are applying additional resources and effort into it.

Question: Got it. One last question and then I will jump out of line. Can you talk a little bit about the recent management transitions? And finally, congratulations. And, a little bit about whether that is it? I notice you are going to keep the CFO and the CEO title for the time being, is that long-term? Are there other things going on that you could elaborate for us?

Robert Belcher:

Yes. I can say at this point, I will not be the permanent chief financial officer. I do not think it is good corporate governance procedure in this environment, to hold both of those positions. So we will definitely do something in that direction. Dean and I have been in our new formal positions a very short period of time now, and we are continuing to evaluate organizationally some of the things we want to do. We will be looking at that into the future. One change we have made, is Dr. Ming Wu who champions our office of technology and is the company’s chief metallurgy scientist, is going to be reporting directly in Dean now as we want to align more closely our R&D activity with our direct engineering development activities.

Question: Got it, thank you.

Robert Belcher:

Certainly.

Question: Good morning, Bob. Congratulations on a good quarter and also on your promotion.

Robert Belcher:

Thank you very much.

Question: Quick question for you. Putnam has obviously proven to be a great acquisition. I am wondering if you are seeing similar opportunities available to the company?

Robert Belcher:

First of all, you are absolutely right about Putnam. I just want to note that Jim Dananeau, Brad Rabitor, Ethan Jacobs, the whole team up there has just done a wonderful job, and we are very delighted. They continue to work hard, and they have a lot of opportunities to pursue. We would be ecstatic if we could eventually find and acquire five more firms with the character, the drive and the capabilities of Putnam. In fact, there are many interesting firms out there, but as you know, the key is finding the right culture, the right mix of capabilities and it has to be the right time for both firms. So, we are actively continuing in that effort, and we are not going to do anything until it is right for both of us. Us and the potential firm we might acquire.

Question: Great, thanks a lot.

Robert Belcher:

Sure thing.

Question: Hey Bob, how are you? Congratulations, you had a great quarter here. I am very proud of you. Let me ask just one question. A lot of the questions that I had were already answered. As far as your customers are concerned, do you have any one customer that is taking a large percentage of your sales?

Robert Belcher:

We have always had one customer that takes a large percentage of our sales. Over the last several years we have worked hard to reduce that dependency on that customer, and a couple of things have happened. They bought a firm that we were doing business with before. And that is what happens. A big device company grows by buying other small device companies that are successful. Over the years, if you looked at all of our major product lines now, almost all of them, at least on the metal side, we started working with when they were a small customer. Then, when we brought the Polymer side of the business in, that did reduce the numerical percentage level of dependency on that single customer. When we report year end in our audited statements, those are the percentages that are sold to one customer. I would just note and emphasize that as far as the impact on our profitability being a concern, these device companies are always multi-division, multi-procedure, multi-everything, and it is not really that much of a concern to us that we are selling into three or four different divisions with different financial economic characteristics, different regulatory cycles, etc. That does not have that big of an impact. If you are selling a single product line to a single customer, then it becomes an issue. We have always had a fairly large percentage of products sold into the abdominal aortic stent graft repair business. It continues to be a big part of our business today. It has historically over time been a healthy business. But, it goes through cycles. It continues to cycle. The introductions of next generation products by this customer and other customers affect quarter-to-quarter order patterns.

Question: Okay, I see. Thank you very much. Keep up the good work.

Robert Belcher:

All right. Thank you.

Question: Good morning, Bob. Real good quarter, like everybody else is saying. I thought your opening presentation there was one of the better ones that I have heard from Memry in a good while. My question is, from what I can see, it looks like in the last nine months or so, that your company has reduced debt there on the order of probably $1 million, it looks like. My question is, I know Memry has historically been a company that did not have very much debt. Is your policy here in the next year as you are going forward here, to keep diminishing Memry debt?

Robert Belcher:

That is a good question. At the end of the last fiscal year, we paid down a significant portion of our subordinated debt, and then during this year, just on a monthly basis, we continue to retire our principle. We are continuing to evaluate whether to make additional paydowns, particularly on the subdebt, that is all, of the higher cost debt. What I evaluate in that case is what we might be doing in terms of additional business development activities. If we were fortunate enough to find and execute a larger acquisition, we would no doubt restructure and refinance the whole balance sheet. So, we are just trying to balance the timing there. If we do not do that in some reasonable near term future, then I probably would pay down additional debt.

Question: Okay, thanks.

Operator: Mr. Belcher, I am showing no further questions in the queue at this time.

Robert Belcher:

Thank you very much, Operator. Thank all of you for calling in. We will get together again formally, probably sometime in early September after we have announced the fourth quarter and full fiscal year results. Thank you for calling in.